Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

LUMINEX CORPORATION

AMENDED AND RESTATED BYLAWS

OF

LUMINEX CORPORATION

ARTICLE I.
CORPORATE OFFICES

Section 1.1    Registered Office. The address of the registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is the Corporation Trust Company.

Section 1.2    Other Offices. The Board of Directors may at any time establish other offices at any place or places where the Corporation is qualified to do business.

ARTICLE II.
MEETINGS OF STOCKHOLDERS

Section 2.1    Place of Meetings. Meetings of stockholders shall be at any place, within or outside the State of Delaware, designated by the Board of Directors. In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the Corporation.

Section 2.2    Annual Meeting.

(a)The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors. At the meeting, directors shall be elected and any other proper business may be transacted.

(b)Nominations of persons for election to the Board of Directors of the Corporation and the proposal of proper business to be transacted by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice with respect to such meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this Section 2.2, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in paragraph (c) of this Section 2.2 (with respect to nominations of persons for election to the Board of Directors) or paragraph (d) of this Section 2.2 (with respect to other proper business to be conducted at the meeting).

(c)For nominations of persons for election as directors of the Corporation to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (b) of this Section 2.2, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to the secretary at the principal executive offices of the Corporation not less than 30 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days prior to or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 20th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), along with a completed written questionnaire with respect to each such person with respect to the background and qualification of such person and any other person or entity that such person may represent (which questionnaire shall be provided by the secretary of the Corporation) and a written representation and agreement (in the form provided by the secretary of the Corporation) that each such person (A) has no undisclosed commitment, agreement or understanding with any person or entity as to how such person will act or vote on any issue or question as a director, (B) is not a party to any undisclosed commitment, agreement or understanding with any person or entity other than the Corporation with respect to compensation, reimbursement or indemnification in connection with service or action as a director, (C) will comply with any director stock ownership and trading guidelines of the Corporation and

(D) in such person’s individual capacity and on behalf of any person or entity for whom such person may be a representative, has complied and will comply with all applicable corporate governance, conflicts, confidentiality and other policies of the Corporation; and (ii) as to the stockholder giving the notice and any Stockholder Associated Person covered by clause (B) below:

(A)The name and address of such stockholder as they appear on the Corporation’s books, and of such Stockholder Associated Person(s);

(B)The class and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and such Stockholder Associated Person and a description in reasonable detail of any hedging, derivative, swap, profit interests, option or other transactions or series of transactions engaged in, directly or indirectly, by such stockholder and such Stockholder Associated Person, or any agreement, arrangement or understanding (including any short position, or any borrowing or lending of shares) to which such stockholder or such Stockholder Associated Person is a party, in each case, the effect or intent of which is to mitigate loss to, manage the risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or Stockholder Associated Person with respect to shares of capital stock of the Corporation, or otherwise to reduce the economic risk or benefit of ownership of shares of capital stock of the Corporation to such stockholder or Stockholder Associated Person (including where the value of any agreement, arrangement or understanding to which such stockholder or such Stockholder Associated Person is a party is determined by reference to the price or value of shares of the Corporation), and the agreement of the stockholder and any Stockholder Associated Person to notify the Corporation in writing within five business days after the record date for the meeting of any changes to such information provided pursuant to this Section 2.2(c)(ii)(B) in effect as of the record date for the meeting;

(C)All contracts, arrangements, understandings and relationships with respect to the stockholder’s or any Stockholder Associated Person’s investment in the Corporation, including with other stockholders, potential investors in the Corporation, transaction counterparties, directors or proposed director nominees and potential transaction advisers such as financial advisers, legal counsel and proxy solicitation firms, and the agreement of the stockholder and any Stockholder Associated Person to notify the Corporation in writing within five business days after the record date for the meeting of any changes to such information provided pursuant to this Section 2.2(c)(ii)(C) in effect as of the record date for the meeting;

(D)Any material agreement such stockholder and such Stockholder Associated Person may have with any other person or entity in connection with the nomination, and the agreement of the stockholder and any Stockholder Associated Person to notify the Corporation in writing within five business days after the record date for the meeting of any changes to such information provided pursuant to this Section 2.2(c)(ii)(D) in effect as of the record date for the meeting; and

(E)A representation as to whether such stockholder or such Stockholder Associated Person intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination, and as to whether the stockholder or Stockholder Associated Person intends to appear in person or by proxy at the meeting to propose such nomination.

The Corporation may require any proposed nominee to furnish such additional information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. The chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by these bylaws, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded. The requirements of this Section 2.2(c) are intended to provide the Corporation with notice of a stockholder’s intention to nominate a person for election as director at a stockholders’ meeting and in no event shall be construed as imposing upon any stockholder the requirement to seek approval from the Corporation as a condition precedent to making such a nomination.

(d)For other proper business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (b) of this Section 2.2, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and such business must be a proper matter for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder’s notice shall be delivered to the secretary at the principal executive offices of the Corporation not less than 30 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days prior to or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 20th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (i) as to any business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person covered by clause (B) below; and (ii) as to the stockholder giving the notice and any Stockholder Associated Person covered by clause (B) below:

(A)The name and address of such stockholder as they appear on the Corporation’s books, and of such Stockholder Associated Person(s);

(B)The class and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and such Stockholder Associated Person and a description in reasonable detail of any hedging, derivative, swap or other transactions or series of transactions engaged in, directly or indirectly, by such stockholder and such Stockholder Associated Person, or any agreement, arrangement or understanding (including any short position, or any borrowing or lending of shares) to which such stockholder or such Stockholder Associated Person is a party, in each case, the effect or intent of which is to mitigate loss to, manage the risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or Stockholder Associated Person with respect to shares of capital stock of the Corporation, or otherwise to reduce the economic risk or benefit of ownership of shares of capital stock of the Corporation to such stockholder or Stockholder Associated Person (including where the value of any agreement, arrangement or understanding to which such stockholder or such Stockholder Associated Person is a party is determined by reference to the price or value of shares of the Corporation), and the agreement of the stockholder and any Stockholder Associated Person to notify the Corporation in writing within five business days after the record date for the annual meeting of any changes to such information provided pursuant to this Section 2.2(d)(ii)(B) in effect as of the record date for the meeting;

(C)All contracts, arrangements, understandings and relationships with respect to the stockholder’s or any Stockholder Associated Person’s investment in the Corporation, including with other stockholders, potential investors in the Corporation, directors or proposed director nominees and potential transaction advisers such as financial advisers, legal counsel and proxy solicitation firms, and the agreement of the stockholder and any Stockholder Associated Person to notify the Corporation in writing within five business days after the record date for the annual meeting of any changes to such information provided pursuant to this Section 2.2(d)(ii)(C) in effect as of the record date for the meeting;

(D)Any material agreement such stockholder and such Stockholder Associated Person may have with any other person or entity in connection with the proposed business, and the agreement of the stockholder and any Stockholder Associated Person to notify the Corporation in writing within five business days after the record date for the annual meeting of any changes to such information provided pursuant to this Section 2.2(d)(ii)(C) in effect as of the record date for the meeting; and

(E)A representation as to whether such stockholder or such Stockholder Associated Person intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the proposal and/or otherwise to solicit proxies from stockholders in support of the proposal, and as to whether the stockholder or Stockholder Associated Person intends to appear in person or by proxy at the meeting to propose such proper business.

The requirements of this Section 2.2(d) are intended to provide the Corporation with notice of a stockholder’s intention to bring business before a stockholders’ meeting and in no event shall be construed as imposing upon any stockholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such business before a stockholders’ meeting.
(e)Only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.2. The chairman of the meeting shall determine whether a nomination or any business proposed to be transacted by the stockholders has been properly brought before the meeting and, if any proposed nomination or business has not been properly brought before the meeting, the chairman shall declare that such proposed business or nomination shall not be presented for stockholder action at the meeting. Notwithstanding the foregoing provisions of this Section 2.2, unless otherwise required by law, if the stockholder does not provide the supplemental information required regarding both the stockholder and any Stockholder Associated Persons under Sections 2.2(c)(ii)(B), 2.2(c)(ii)(C), 2.2(c)(ii)(D), 2.2(d)(ii)(B), 2.2(d)(ii)(C) and 2.2(d)(ii)(D) to the Corporation within five business days following the record date for an annual meeting of stockholders or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present the nomination or proper business described in the stockholder’s notice delivered pursuant to Section 2.2(c) or 2.2(d), such nomination shall not be considered or such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.2, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior or together with the information required under this Section 2.2 in connection with to the proposing of the nomination or proper business at the meeting by the stockholder stating that the person is authorized to act for the stockholder as proxy at the meeting of stockholders.

(f)For purposes of this Section 2.2, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or the filing of information with the Securities and Exchange Commission via the EDGAR filing system.

(g)Nothing in this Section 2.2 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor rule) promulgated under the Exchange Act. Any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or other proposed business to be considered pursuant to these Bylaws.

(h)For purposes hereof, “Stockholder Associated Person” of any stockholder means (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

Section 2.3    Special Meeting.

(a)    A special meeting of the stockholders may be called at any time by the Board of Directors, the chairman of the board or the president of the Corporation. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2.4.

(b)    Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which the Corporation’s notice of meeting pursuant to Section 2.4 specifies that directors are to be elected pursuant to such notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in Section 2.4, who shall be entitled to vote at the meeting and who complies with the notice procedures and information requirements set forth in Section 2.2(c) with respect to nominations for election of directors, except that such notice of nominations of persons for election as directors of the Corporation shall be considered timely if it is delivered to the secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 30th day prior to such special meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

(c)    The chairman of the special meeting shall determine whether a nomination by the stockholders has been properly brought before the meeting and, if any proposed nomination has not been properly brought before the meeting, the chairman shall declare that such proposed nomination shall not be presented for stockholder action at the meeting. Unless otherwise required by law, if the stockholder does not provide the supplemental information required regarding both the stockholder and any Stockholder Associated Persons under Sections 2.2(c)(ii)(B), 2.2(c)(ii)(C) and 2.2(c)(ii)(D) to the Corporation within five business days following the record date for a special meeting of stockholders (unless such record date is within five business days following the day on which public announcement of the date of such special meeting is first made, in which case such supplemental information must be provided no later than the 10th day following the day on which public announcement of the date of such meeting is first made) or if the stockholder (or a qualified representative of the stockholder) does not appear at the special meeting to present the nomination described in the stockholder’s notice delivered pursuant to Section 2.3(b), such nomination shall not be considered, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.3, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to or in connection with the information required under this Section 2.3 in connection with the proposing of the nomination at the meeting by the stockholder stating that the person is authorized to act for the stockholder as proxy at the meeting of stockholders.

Section 2.4    Notice of Stockholder’s Meetings; Affidavit of Notice.

(a)    All notices of meetings of stockholders shall be in writing and shall be sent or otherwise given in accordance with this Section 2.4 of these Bylaws not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting (or such longer or shorter time as is required by Section 2.5 of these Bylaws, if applicable). The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

(b)    Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 2.5    Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (a) the chairman of the meeting or (b) a majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.6    Conduct of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including the manner of voting and the conduct of business.

Section 2.7    Voting. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.9 of these Bylaws, subject to the provisions of Sections 217 and 218 of the Delaware General Corporation Law (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements). Except as may be otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

Section 2.8    Waiver of Notice. Whenever notice is required to be under any provision of the Delaware General Corporation Law or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

Section 2.9    Record Date for Stockholder Notice. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If the Board of Directors does not so fix a record date:

(a)    The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b)    The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.10    Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by a written proxy, signed by the stockholder and filed with the secretary of the

Corporation, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the Delaware General Corporation Law.

Section 2.11    Stockholder Action by Unanimous Written Consent without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the stockholders of the Corporation may be taken without a meeting if holders of all the shares of capital stock entitled to vote thereon consent thereto in writing. Written consents representing actions taken by the stockholders of the Corporation may be executed by telex, telecopy or other facsimile transmission, and such facsimile shall be valid and binding to the same extent as if it were an original.

ARTICLE III.
DIRECTORS

Section 3.1    Powers. Subject to the provisions of the Delaware General Corporation Law and any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

Section 3.2    Number of Directors. Subject to the limitations contained in Certificate of Incorporation, the number of directors of the Corporation shall be fixed from time to time by resolution adopted by a vote of a majority of the entire Board of Directors, provided that the number so fixed shall not be less than five nor more than 15.

Section 3.3    Election, Qualification and Term of Office of Directors. Subject to the provisions of Article V of the Certificate of Incorporation concerning a classified board of directors and except as provided in Section 3.4 of these Bylaws, the successors of the class of directors whose term expires at that annual meeting of stockholders shall be elected to hold office until the annual meeting of stockholders held in the third year following the year of their election. In uncontested director elections each director is elected by the vote of the majority of the votes cast; provided, however, that if the number of nominees proposed to be elected for the class of directors whose term expires at that annual meeting of stockholders exceeds the number of directors determined by the Board of Directors to constitute that class of directors, then the persons receiving the greatest number of votes, up to the number of Board of Director seats open for election, shall be elected. An uncontested director election means an election in which the number of nominees proposed to be elected for the class of directors whose term expires at that annual meeting of stockholders is equal to the number of directors determined by the Board of Directors to constitute that class of directors. A majority of the votes cast means that the number of shares voted “for” a director’s election exceeds the number of shares “withheld” from that director. Shares voted shall not include a share otherwise present at the meeting but which abstains from voting on a director, or gives no authority or direction. An incumbent nominee not receiving a majority of the votes cast shall tender his or her resignation to the secretary of the Corporation for consideration by the Board of Directors. The Nominating and Corporate Governance Committee of the Board of Directors shall recommend to the Board of Directors the action to be taken with respect to the resignation. The Board of Directors will publicly disclose its decision with respect to the resignation and the rationale behind its decision within 90 days of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation to the Board of Directors and the Board of Directors in making its decision with respect to the resignation may each consider any factors or other information that they consider appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors or the decision of the Board of Directors with respect to his or her resignation. An incumbent nominee not receiving a majority of the votes cast in an uncontested election shall continue to serve until (i) the director’s successor is elected and qualifies or (ii) the Board of Directors accepts the director’s resignation. If a director’s resignation is accepted by the Board of Directors pursuant to this Section 3.3, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of Section 3.4 of these Bylaws or may decrease the size of the Board of Directors pursuant to Section 3.2 of these Bylaws. Directors need not be stockholders unless so required by the Certificate of Incorporation, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Elections of directors need not be by written ballot.

Section 3.4    Resignation and Vacancies. Any director may resign at any time upon written notice to the attention of the secretary of the Corporation. When one or more directors so resign and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the sole power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. Subject to the rights of holders of capital stock of the Corporation pursuant to any valid and binding agreement, any vacancy occurring on the Board of Directors created by reason of newly created directorships resulting from the issuance of any class or series of capital stock of the Corporation or newly created directorships resulting from any increase in the number of directors and any vacancy occurring on the Board of Directors resulting from death, resignation, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Any such director elected to fill a vacancy on the Board of Directors shall hold such office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified.

Unless otherwise provided in the Certificate of Incorporation or these Bylaws, whenever any holders of a class or series of capital stock of the Corporation have the right to elect one or more directors pursuant to the Certificate of Incorporation or the provisions of any valid and binding agreement, vacancies in directorships to which such right relates may be filled by a majority of the directors elected by the holders of such class or classes or series then in office, or by a sole remaining director so elected.

If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the Delaware General Corporation Law.

Section 3.5    Place of Meetings; Meetings by Telephone.

(a)    The Board of Directors of the Corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

(b)    Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.6    Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 3.7    Special Meetings; Notice.

(a)    Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairman of the board, the president or any two directors.

(b)    Notice of the time and place of special meetings shall be delivered to each directors (i) personally, (ii) by telephone, (iii) by facsimile, (iv) by electronic mail, or (v) sent by first-class mail, addressed to each director at that director’s address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. If the notice is delivered personally, by telephone, by facsimile or by electronic mail, it shall be delivered at least 24 hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation.

Section 3.8    Quorum. At all meetings of the Board of Directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 3.9    Waiver of Notice. Whenever notice is required to be given under any provision of the Delaware General Corporation Law or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

Section 3.10    Board Action by Written Consent without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. Written consents representing actions taken by the board or committee may be executed by telex, telecopy or other facsimile transmission, and such facsimile shall be valid and binding to the same extent as if it were an original.

Section 3.11    Fees and Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors and no such compensation shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.12    Approval of Loans to Officers. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing contained in this Section 3.12 shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

Section 3.13    Removal of Directors. Subject to provisions of the Delaware General Corporation Law and the rights of the holders of any shares of capital stock of the Corporation, any director may be removed from office only for cause and only by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of voting capital stock of the Corporation, voting together as a single class. For purposes of this Section 3.13, “cause” shall mean the willful and continuous failure of a director substantially to perform such director’s duties to the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.

Section 3.14    Chairman of the Board of Directors. The Corporation may also have, at the discretion of the Board of Directors, a chairman of the Board of Directors who shall not be considered an officer of the Corporation.

ARTICLE IV.
COMMITTEES

Section 4.1    Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, with each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in the Bylaws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (a) amend the Certificate of Incorporation (except that committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the Delaware General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (b) adopt an agreement of merger or consolidation under Sections 251, 252, 254, 255, 256, 257, 258, 263 or 264 of the Delaware General Corporation Law, (c) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, (d) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or (e) amend the Bylaws of the Corporation; and, unless the Board resolution establishing the committee, the Bylaws or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law.

Section 4.2    Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 4.3    Meetings and Action of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), and Section 3.10 (action without a meeting) of these Bylaws, with such changes in the context of such provisions as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the governance of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE V.
OFFICERS

Section 5.1    Officers. The officers of the Corporation shall be a chief officer, a president, a secretary and a chief financial officer. The Corporation may also have, at the discretion of the Board of Directors, one or more vice presidents, a treasurer, one or more assistant secretaries, one or more assistant treasurers and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person.

Section 5.2    Appointment of Officers. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these Bylaws, shall be elected by the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

Section 5.3    Subordinate Officers. The Board of Directors may appoint, or empower the chief executive officer or the president to appoint, such other officers and agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

Section 5.4    Removal and Resignation of Officers. Subject to the rights, any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the Board of Directors or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the attention of the secretary of the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Section 5.5    Vacancies in Offices. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 5.6    Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board, if any, the chief executive officer of the Corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the Corporation. He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the Board of Directors and shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 5.7    President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board (if any) or the chief executive officer, the president shall have general supervision, direction and control of the business and other officers of the Corporation. He or she shall have the general powers and duties of management usually vested in the office of the chief operating officer of a corporation and such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 5.8    Vice Presidents. In the absence or disability of the chief executive officer and president, the vice presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the chief executive officer, the president or the chairman of the board.

Section 5.9    Secretary. The secretary shall keep or cause to be kept, at executive office of the Corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws. He or she shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

Section 5.10    Chief Financial Officer. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the president, the chief executive officer, or the directors, upon request, an account of all his or her transactions as chief financial officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

Section 5.11    Representation of Shares of Other Corporations. The chairman of the board, the chief executive officer, the president, any vice president, the chief financial officer, the secretary or assistant secretary of this Corporation, or any other person authorized by the Board of Directors or the chief executive officer or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

Section 5.12    Authority and Duties of Officers. In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors or the stockholders.

ARTICLE VI.
RECORDS AND REPORTS

Section 6.1    Maintenance and Inspection of Records. The Corporation shall, either at its principal executive offices or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

Section 6.2    Inspection by Directors. Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

Section 6.3    Annual Statement to Stockholders. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

ARTICLE VII.
GENERAL MATTERS

Section 7.1    Checks. From time to time, the Board of Directors determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

Section 7.2    Execution of Corporate Contracts and Instruments. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 7.3    Stock Certificates; Partly Paid Shares. The shares of Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairman or vice chairman of the Board of Directors, or the chief executive officer or the president or vice president, and by the chief financial officer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

Section 7.4    Special Designation on Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 7.5    Lost Certificates. Except as provided in this Section 7.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and canceled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 7.6    Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

Section 7.7    Dividends. The directors of the Corporation, subject to any restrictions contained in (a) the Delaware General Corporation Law or (b) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock.

The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

Section 7.8    Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

Section 7.9    Seal. The Corporation may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

Section 7.10    Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

Section 7.11    Stock Transfer Agreements. The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the Delaware General Corporation Law.

Section 7.12    Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII.
AMENDMENTS

Section 8.1    By the Board of Directors. The Bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

Section 8.2    By the Stockholders. These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at any regular or special meeting of stockholders, provided notice of such alteration amendment, repeal or adoption of new bylaws shall have been stated in the notice of such regular or special meeting.

As amended on March 4, 2015.